Exhibit 99.1

APOGEE CLOSES ON ACQUISITION OF EFCO CORPORATION FOR ~$195 MILLION

Acquisition aligns with growth strategies

FY18 outlook, excluding EFCO, reaffirmed

MINNEAPOLIS (Monday, June 12, 2017) – Apogee Enterprises, Inc. (Nasdaq:APOG) announced today that it has closed on its acquisition of 100 percent of the stock of privately-held EFCO Corporation from Pella Corporation for approximately $195 million. EFCO is a leading U.S. manufacturer of architectural aluminum window, curtainwall, storefront and entrance systems for commercial construction projects. Apogee provides distinctive value-added glass and metal solutions for the architectural and picture framing industries.

“We are excited to begin the process of integrating EFCO into the Apogee family and realizing the benefits the acquisition will bring to Apogee and to the EFCO business,” said Joseph F. Puishys, Apogee chief executive officer. “Our acquisition of EFCO, with annual revenues of more than $250 million, will accelerate Apogee’s growth strategies, and expand our presence in mid-size commercial buildings, broaden our product offerings and increase our geographic presence across the United States. To summarize, with the addition of EFCO, we’ve achieved another milestone in our journey to position Apogee to deliver consistently solid performance regardless of economic conditions.

“In addition, EFCO operates in a space we know and structurally has similar operations to those across the Apogee businesses,” he said. “These similarities should benefit both Apogee and EFCO as we share best operational practices, including in productivity, Lean and supply chain, and work to capture $10 to $15 million in annual synergies by fiscal 2020. We also see significant margin enhancement opportunities as we leverage Apogee’s scale and build on initiatives already being implemented by EFCO’s strong management team, which is continuing to lead the business.

“EFCO is a growing and profitable company, and in fiscal 2018, we expect the acquisition will add $200 to $220 million to Apogee’s revenues and be accretive to Apogee’s EBITDA and earnings per share, excluding transaction-related costs,” said Puishys.

“We are pleased to be joining the Apogee family, and feel Apogee is an ideal parent company for EFCO and our employees,” said Cameron McGinley, EFCO president. “We are looking forward to working with Apogee to capitalize on product, market and operational opportunities for EFCO. We will be collaborating with Apogee on strategic plans to grow EFCO and continuously improve operations.”

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Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

Apogee funded the EFCO acquisition through expansion of its existing credit facility. EFCO is a ninth independent operating unit in the Apogee portfolio and is reported as part of the architectural framing systems segment.

OUTLOOK

Apogee’s first quarter outlook, which does not include any revenues or earnings from EFCO, is for revenue growth of approximately 10 percent and for earnings per diluted share to be down approximately 10 percent compared to the prior-year period, as expected. First-quarter results will be impacted by the expected and previously discussed first-half revenue decline for the architectural services segment, as well as transaction-related costs from the Sotawall and EFCO acquisitions. The longer-term outlook for the architectural services segment continues to be positive, following a substantial increase in segment backlog in the fiscal 2017 fourth quarter, combined with significant backlog growth expected in the fiscal 2018 first quarter and further expansion anticipated in the second quarter. This backlog growth supports architectural services segment revenue growth in fiscal year 2019 and beyond.

Excluding the impact of the EFCO acquisition, the company reaffirms its stated fiscal 2018 full-year outlook for approximately 10 percent revenue growth and earnings of $3.35 to $3.55 per diluted share. Apogee will incorporate EFCO’s expected impact on fiscal 2018 full-year results when it releases first-quarter earnings on June 22.

ABOUT EFCO CORPORATION

EFCO, founded in 1951, is headquartered in Monett, MO, where full production capabilities are located; it has additional facilities in Missouri, Illinois and Virginia. It is a leading U.S. manufacturer of architectural aluminum window, curtainwall, storefront and entrance systems for commercial construction projects. EFCO has approximately 1,600 employees.

ABOUT APOGEE ENTERPRISES

Apogee Enterprises, Inc., headquartered in Minneapolis, is a leader in technologies involving the design and development of value-added glass products and services. The company is organized in four segments, with three of the segments serving the commercial construction market:

-	Architectural Glass segment consists of Viracon, the leading fabricator of coated, high-performance architectural glass for global markets.
-	Architectural Framing Systems segment businesses design, engineer, fabricate and finish the aluminum frames for window, curtainwall and storefront systems that comprise the outside skin of buildings. Businesses in this segment are: Wausau, a manufacturer of custom aluminum window systems and curtainwall; Sotawall, a manufacturer of unitized curtainwall systems; Tubelite, a fabricator of aluminum storefront, entrance and curtainwall products; Alumicor, a fabricator of aluminum storefront, entrance, curtainwall and window products for Canadian markets; and Linetec, a paint and anodizing finisher of window frames and PVC shutters.
-	Architectural Services segment consists of Harmon, Inc., one of the largest U.S. full-service building glass installation companies.
-	Large-Scale Optical segment consists of Tru Vue, a value-added glass and acrylic manufacturer primarily for the custom picture framing market.

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Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

FORWARD-LOOKING STATEMENTS

The discussion above contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements reflect Apogee management’s expectations or beliefs as of the date of this release. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements are qualified by factors that may affect the operating results of the company, including the following: (A) global economic conditions and the cyclical nature of the North American and Latin American commercial construction industries, which impact our three architectural segments, and consumer confidence and the conditions of the U.S. economy, which impact our large-scale optical segment; (B) fluctuations in foreign currency exchange rates; (C) actions of new and existing competitors; (D) ability to effectively utilize and increase production capacity; (E) product performance, reliability and quality issues; (F) project management and installation issues that could result in losses on individual contracts; (G) changes in consumer and customer preference, or architectural trends and building codes; (H) dependence on a relatively small number of customers in certain business segments; (I) revenue and operating results that could differ from market expectations; (J) self-insurance risk related to a material product liability or other event for which the company is liable; (K) dependence on information technology systems and information security threats; (L) cost of compliance with and changes in environmental regulations; (M) interruptions in glass supply; (N) loss of key personnel and inability to source sufficient labor; and (O) integration of recent acquisitions. The company cautions investors that actual future results could differ materially from those described in the forward-looking statements, and that other factors may in the future prove to be important in affecting the company’s results of operations. New factors emerge from time to time and it is not possible for management to predict all such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or a combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. For a more detailed explanation of the foregoing and other risks and uncertainties, see Item 1A of the company’s Annual Report on Form 10-K for the fiscal year ended March 4, 2017.

Contact:	Mary Ann Jackson Investor Relations 952-487-7538 mjackson@apog.com

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com